Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-184616, 333-194588, 333-206645, 333-221485, 333-233195, 333-249985, 333-267977, 333-274781, 333-274782, 333-279878 and 333-279881) on Form S-8 and (Nos. 333-282384, 333-280342, 333-269687, 333-249983, 333-258145 and 333-292154) on Form S-1 of our report dated March 31, 2026, with respect to the consolidated financial statements of Fortress Biotech, Inc. and subsidiaries.

/s/ KPMG LLP

New York, New York
March 31, 2026